Exhibit 99.1

PERSHING SQUARE IV A, L.P.

Common Stock

Transaction Type	Security	Trade Date	Settle Date	Quantity	Unit Cost	Trade Amount
Buy	TARGET CORPORATION	11/20/2007	11/23/2007	556,776	$51.28	$28,549,190
Buy	TARGET CORPORATION	11/21/2007	11/26/2007	443,224	$51.50	$22,825,327
Sell	TARGET CORPORATION	11/21/2007	11/26/2007	2,870,000	$53.57	$153,743,547
Buy	TARGET CORPORATION	11/23/2007	11/28/2007	761,300	$56.42	$42,955,591
Buy	TARGET CORPORATION	11/23/2007	11/28/2007	122,900	$56.77	$6,976,640
Buy	TARGET CORPORATION	12/4/2007	12/7/2007	5,000,000	$59.43	$297,150,000

Options

Transaction Type	Security	Trade Date	Settlement Date	Quantity	Strike Price	Expiration Date	Unit Cost	Trade Amount
Buy	American-style Call Option	11/21/2007	11/27/2007	6,850,000*	$45.00	11/20/2009	$16.49	$112,956,500
Buy	American-style Call Option	11/21/2007	11/27/2007	5,352,800*	$45.00	11/20/2009	$18.14	$97,099,792
Sell	American-style Call Option	12/4/2007	12/5/2007	5,000,000	$34.5890	12/14/2007	$24.86	$124,320,500
Buy	American-style Call Option	12/20/2007	12/21/2007	6,451,613*	$41.616	1/15/2010	$19.34	$124,747,099

Swaps

Transaction Type	Security	Trade Date	Settle Date	Quantity	Unit Cost
Sell	Cash-settled Equity Swap	11/16/2007	11/21/2007	1,651,100	$55.00
Buy	Cash-settled Equity Swap	11/16/2007	11/1/2007	4,000,000	$54.96
Buy	Cash-settled Equity Swap	11/20/2007	11/23/2007	1,000,000	$52.47
Sell	Cash-settled Equity Swap	11/21/2007	11/26/2007	5,000,000	$51.11
Sell	Cash-settled Equity Swap	12/17/2007	12/20/2007	1,000,000	$52.05
Sell	Cash-settled Equity Swap	12/20/2007	12/23/2007	4,000,000	$51.9965

*

Cash-settled option contract for which the Reporting Persons disclaim any beneficial ownership of securities that may be referenced by the option contract or that may be held from time to time by the counterparty.

PERSHING SQUARE IV C, L.P.

Common Stock

Transaction Type	Security	Trade Date	Settle Date	Quantity	Unit Cost	Trade Amount
Buy	TARGET CORPORATION	12/4/2007	12/7/2007	250,000	$59.07	$14,766,950
Buy	TARGET CORPORATION	12/4/2007	12/7/2007	250,000	$59.68	$14,920,075
Buy	TARGET CORPORATION	12/6/2007	12/10/2007	509,589	$56.50	$28,791,727

PERSHING SQUARE, L.P.,

PERSHING SQUARE

INTERNATIONAL, LTD.,

PERSHING SQUARE II, L.P.

Options

Transaction Type	Security	Trade Date	Settlement Date	Quantity	Strike Price	Expiration Date	Unit Cost	Trade Amount
Buy	American-style Call Option	12/20/2007	12/21/2007	2,000,000*	$40.08	1/15/2010	$18.49	$36,973,801
Buy	American-style Call Option	12/21/2007	12/27/2007	500,000*	$42.76	1/15/2010	$17.40	$8,700,000
Buy	American-style Call Option	12/21/2007	12/27/2007	600,000*	42.811	1/15/2010	$17.11	$10,266,000
Buy	American-style Call Option	12/21/2007	12/27/2007	100,000*	$42.798	1/15/2010	$17.381	$1,738,100
Buy	American-style Call Option	12/21/2007	12/27/2007	50,000*	$40.432	1/15/2010	$18.8024	$940,120

*

Cash-settled option contract for which the Reporting Persons disclaim any beneficial ownership of securities that may be referenced by the option contract or that may be held from time to time by the counterparty.